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                                   Exhibit 22

HUDSON HOTELS CORPORATION

LIST OF SUBSIDIARIES

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
                                STATE OF INCORPORATION OR
NAME                                  ORGANIZATION              DOING BUSINESS AS
----                            -------------------------       -----------------
Watertown Hotel Corp.                   New York              Watertown Hotel Corp.
Delray Beach Hotel Corp.                New York              Delray Beach Hotel Corp.
Brookwood Funding Corp.                 New York              Brookwood Funding Corp.
Ridge Road Hotel Corp.                  New York              Ridge Road Hotel Corp.
950 Jefferson Hotel Corp.               New York              950 Jefferson Hotel Corp.
Victor Hotel Corp.                      New York              Victor Hotel Corp.
Canandaigua Hotel Corp.                 New York              Canandaigua Hotel Corp.
Hudson Tonawanda Corp.                  New York              Hudson Tonawanda Corp.
HHC Management Corp.                    New York              HHC Management Corp.
Hudson Hotels Properties Corp.          New York              Hudson Hotels Properties Corp.
HH Properties-Southwest, Inc.           New York              HH Properties-Southwest, Inc.
HH Properties-Tonawanda, Inc.           New York              HH Properties-Tonawanda, Inc.
HH Properties-I, Inc.                   New York              HH Properties-I, Inc.
HH Properties-II, Inc.                  New York              HH Properties-II, Inc.
HH Bridge G.P., Inc.                    Virginia              HH Bridge Corp.
HHC Bridge, Inc.                        New York              HHC Bridge, Inc.
HHC Perm-I, Inc.                        New York              HHC Perm-I, Inc.
HHC Sub-I, Inc.                         New York              HHC Sub-I, Inc.
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